UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2012

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (b) and (e)  On November 2, 2012, Dr. Thomas Chan, Chief Scientific Officer of ArQule, Inc. (“ArQule” or the “Registrant”) executed a separation agreement with ArQule under which his employment with ArQule will terminate on November 22, 2012.  The separation agreement becomes effective on November 10, 2012 in accordance with statutory notice provisions under federal law.  Dr. Chan will receive no payments or benefits under his current employment agreement following his termination date; however, he will continue to receive his current salary and other benefits pursuant to the separation agreement through and including November 22, 2012.  Dr. Chan’s departure is not the result of any disagreement with management or the ArQule Board of Directors. His decision is related to his plans to establish a new company.

Under the separation agreement Dr. Chan waives any claim for compensation under his current  employment agreement and will release the Registrant from all liability related to his employment with the Registrant and otherwise and receive the following:

(i)      payment in 2013 of  a pro rata portion of his discretionary bonus for 2012 calculated by multiplying the amount of his bonus target times a percentage based on the scoring of achievement of ArQule’s 2012 corporate goals by the Registrant’s Compensation, Nominating and Governance Committee with the endorsement of its board of directors; and

(ii)      extension of the period following his departure in which to exercise stock options for the purchase of 330,000 shares of common stock of the Registrant issued to him under the Registrant’s 1994 Amended and Restated Equity Incentive Plan and vested as of the separation date from February17, 2013 to December 31, 2013.

The foregoing summary of the material terms of Dr. Chan’s separation agreement is qualified by reference to the full text of the agreement which is incorporated herein by reference and to the terms of his employment agreement dated as of November 21, 2008 filed as Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 1, 2012 (File No. 000-21429) and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Employment agreement dated as of November 21, 2008 by and between ArQule, Inc. and Thomas C. K. Chan, filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 1, 2012 (File No. 000-21429) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC. (Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

November 8, 2012

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